UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 10, 2023
(May 9, 2023)

Name of Registrant, State of Incorporation, Address Of Principal Executive Offices, Telephone Number, Commission File No., IRS Employer Identification No.

PNM Resources, Inc.
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
Telephone Number - (505) 241-2700
Commission File No. - 001-32462
IRS Employer Identification No. - 85-0468296

____________________________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 40.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of exchange on which registered
PNM Resources, Inc.	Common Stock, no par value	PNM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2023, the shareholders of PNM Resources, Inc. (“PNMR”) approved the PNMR 2023 Performance Equity Plan (the “2023 PEP”), which provides for the issuance of up to 2,500,000 shares of common stock of PNMR pursuant to awards granted under the 2023 PEP, which includes any shares of common stock that remained available for issuance under PNMR’s prior performance equity plan and all other similar plan adopted by PNMR at any time in the past. The terms of the 2023 PEP are summarized under “Proposal 3: Approve the 2023 Performance Equity Plan” in PNMR’s definitive proxy statement on Schedule 14A (the “2023 Proxy Statement”) for its 2023 Annual Meeting of Shareholders (the “Meeting”) filed with the Securities and Exchange Commission (the “SEC”) on March 28, 2023, which summary is incorporated herein by reference.

Each of the eight non-employee directors of PNMR received an award of 2,700 restricted stock rights under the 2023 PEP, which restricted stock rights vest on the first anniversary of the grant date subject to continued service on the Board, and are subject to vesting acceleration upon certain events including termination due to death, disability, retirement or change in control.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 9, 2023, PNM Resources, Inc. (“PNMR”) held its Annual Meeting of Shareholders (the “Meeting”).

As of March 20, 2023, the record date for the Meeting, there were 85,834,874 shares of PNMR’s common stock outstanding and entitled to vote at the Meeting.

Set forth below are the final voting results for each of the five proposals submitted to a vote of PNMR’s shareholders at the Meeting. Under state law abstentions have the effect of a vote against the matter.

The following nine nominees were elected to PNMR’s Board of Directors to serve as directors for a one-year term that expires at PNMR’s Annual Meeting of Shareholders to be held in 2024. The votes cast with respect to the nine nominees presented at the Meeting were as follows:

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes
Vicky A. Bailey	65,467,835	1,513,174	69,089	8,265,498
Norman P. Becker	65,977,030	993,027	80,041	8,265,498
Patricia K. Collawn	65,934,152	1,046,188	69,758	8,265,498
E. Renae Conley	65,881,756	1,099,234	69,108	8,265,498
Alan J. Fohrer	65,834,494	1,138,753	76,851	8,265,498
Sidney M. Gutierrez	66,880,735	95,285	74,078	8,265,498
James A. Hughes	65,409,960	1,563,052	77,086	8,265,498
Maureen T. Mullarkey	65,974,430	1,003,886	71,782	8,265,498
Donald K. Schwanz	66,416,034	556,348	77,716	8,265,498

The appointment of KPMG LLP to serve as PNMR’s independent public accountants for the year ending December 31, 2023, was ratified by PNMR’s shareholders by the vote indicated below:

Votes For	Votes Against	Abstentions

75,001,544	261,513	52,539

PNMR's shareholders approved the 2023 PEP, by the vote indicated below:

Votes For	Votes Against	Abstentions	Broker Non-Votes

65,982,311	946,089	121,698	8,265,498

PNMR's shareholders approved, on an advisory basis, the compensation of PNMR’s NEOs, by the vote indicated below:

Votes For	Votes Against	Abstentions	Broker Non-Votes

64,371,800	2,540,624	137,674	8,265,498

PNMR's shareholders recommended, on an advisory basis, that PNMR conduct future shareholder advisory votes on named executive officers compensation every year, by the vote indicated below:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes

65,011,806	62,571	1,884,367	91,354	8,265,498

PNMR has considered the shareholder vote regarding the frequency of shareholder advisory votes on named executive officers’ compensation and determined that it will hold an advisory vote on its executive compensation every year until the next vote on frequency, which will be no later than the PNMR’s Annual Meeting of Shareholders in 2030.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: May 10, 2023	/s/ Henry E. Monroy
Henry E. Monroy
Vice President and Corporate Controller
(Officer duly authorized to sign this report)